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                                                            EXHIBIT (a)(5)(iii)
                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      of
                           CAREY INTERNATIONAL, INC.
                                      at
                             $18.25 Net Per Share
                                      by
                           ALUWILL ACQUISITION CORP.
                                    and by
                           CAREY INTERNATIONAL, INC.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
            TIME, ON AUGUST 31, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                 August 3, 2000

To Our Clients:

  Enclosed for your consideration are an Offer to Purchase, dated August 3, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer") in connection with the Offer by Aluwill Acquisition Corp., a Delaware corporation ("Acquisition Company"), and Carey International, Inc., a Delaware corporation ("Carey International"), to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Carey International, at a price of $18.25 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context indicates otherwise, "Stockholders" shall mean holders of Shares. Acquisition Company and Carey International are collectively referred to herein as the "Purchasers."

  Also enclosed is the letter to stockholders of the Company from the Chairman of the Board of Carey International.

  Stockholders whose certificates evidencing Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as such terms are defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as defined in "THE TENDER OFFER--Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "THE TENDER OFFER--Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

  THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE
IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Please note the following:

    1. The tender price is $18.25 per Share (the "Offer Price"), net to you in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on August 31, 2000, unless the Offer is extended.

    3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 19, 2000 (the "Merger Agreement"), by and among Carey International, Limousine Holdings, LLC ("Parent"), Acquisition Company and Eranja Acquisition Sub, Inc., a wholly-owned subsidiary of Acquisition Company ("Acquisition Company Sub"), which provides, among other things, for the commencement of the Offer by the Purchasers and further provides that after the purchase of the Shares pursuant to the Offer, subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, either Acquisition Company or Acquisition Company Sub will be merged with and into Carey International (the "Merger"), with Carey International continuing as the surviving corporation (the "Surviving Corporation"). Following consummation of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Acquisition Company, Shares in the treasury of Carey International, Shares held by holders who perfect their appraisal rights in accordance with the Delaware General Corporation Law and certain Shares held by certain members of management of Carey International), will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive $18.25 in cash per share, without interest.

    4. The Board of Directors of Carey International (the "Board") has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and has determined that the Offer and the Merger are advisable, fair to and in the best interests of the stockholders of Carey International, and unanimously recommends that stockholders accept the Offer and tender their Shares pursuant thereto.

    5. The Offer is being made for all outstanding Shares.

    6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer at least 5,216,072 Shares, which number of Shares constitutes a majority of the Shares outstanding (including for these purposes Shares issuable upon the exercise of Company Options (as defined in the Offer to Purchase) by persons who have not agreed to enter into Option Exercise Agreements (as defined in the Offer to Purchase) after giving effect to the cancellation of any Shares purchased by Carey International and (2) Carey International and/or Acquisition Company having received or having available the proceeds of the financing contemplated by the Financing Commitment Letters (as defined in the Offer to Purchase) and the proceeds from the Capital Contribution (as defined in the Offer to Purchase), including, but not limited to, proceeds sufficient to (a) finance the purchase of the Shares that the Purchasers are agreeing to purchase pursuant to the Offer, (b) pay the Merger Consideration (as defined in the Offer to Purchase) pursuant to the Merger, (c) purchase certain securities of Carey International pursuant to the Carey Purchase Agreements (as defined in the Offer to Purchase), (d) repay outstanding indebtedness of Carey International and its subsidiaries and (e) pay the fees and expenses required to be paid in connection with the transactions contemplated by the Merger Agreement. The Offer is also subject to other terms and conditions described in the Offer to Purchase and in the related Letter of Transmittal.

    7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares pursuant to the Offer.

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  The Offer is made solely by the Offer to Purchase and the related Letter of
Transmittal (and any amendments or supplements thereto), and is being made to all holders of all Shares. The Purchasers are not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchasers become aware of any valid state statute prohibiting the making of the Offer, the Purchasers will make a good faith effort to comply with such statute. If, after such good faith effort, the Purchasers cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in any such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchasers by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under "THE TENDER OFFER--Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                           CAREY INTERNATIONAL, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 3, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer"), in connection with the offer by Aluwill Acquisition Corp., a Delaware corporation ("Acquisition Company"), and Carey International, Inc., a Delaware corporation ("Carey International") to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Carey International, at a price of $18.25 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to tender to Acquisition Company and/or Carey International the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


                       Number of Shares to be Tendered:

                                          Shares*


                                   SIGN HERE

 Account Number: ____________________     Signature(s): ______________________

 Dated: _________________, 2000

 _____________________________________________________________________________
                          Please type or print name(s)

 _____________________________________________________________________________
                     Please type or print address(es) here

 _____________________________________________________________________________
                         Area Code and Telephone Number

 _____________________________________________________________________________
              Taxpayer Identification or Social Security Number(s)

 * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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